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                                                                   Exhibit 23.03


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of HNC Software Inc. pertaining to the Options Granted by Risk Data Corporation under its 1992 Stock Option Plan and Non-Plan Options Granted by Risk Data Corporation Assumed by the Registrant, of our report dated March 8, 1996, except for Note 6 as to which the date is August 30, 1996, with respect to the financial statements of Risk Data Corporation included in the August 30, 1996 Current Report on Form 8-K/A-1 of HNC Software Inc.



                                                               Ernst & Young LLP



Orange County, California
October 14, 1996